EXHIBIT 99.1

ABH (TSX, NYSE)

US$

AbitibiBowater Announces Sale of Snowflake Mill

MONTREAL, QUEBEC, February 11, 2008 – AbitibiBowater today announced that it has signed a definitive agreement with Catalyst Paper Corporation (TSX: CTL) for the sale of its Snowflake, Arizona, assets for cash consideration of $161 million, excluding working capital of approximately $19 million retained by AbitibiBowater. The facility has an annual production capacity of approximately 375,000 tonnes of newsprint.

The closing of this transaction is required to comply with the requirements set by the U.S. Department of Justice in October 2007 for approval of the Abitibi-Consolidated/Bowater combination. AbitibiBowater plans to use the proceeds from this sale to repay debt and for general corporate purposes.

The sale of the Snowflake mill is subject to customary closing conditions, including a financing contingency which is expected to be satisfied in part by a fully backstopped rights offering. The sale is expected to close in the second quarter.

AbitibiBowater produces a wide range of newsprint and commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. Following the required divestiture agreed to with the U.S. Department of Justice, AbitibiBowater will own or operate 28 pulp and paper facilities and 35 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world's largest recyclers of newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. The Company's shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Contacts

Investors Duane Owens Vice President and Treasurer 514 394-3268 duane.owens@abitibibowater.com	Media and Others Seth Kursman Vice President, Communications and Government Affairs 514 394-2398 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our planned use of proceeds from the sale of the Snowflake mill and the expected completion and timing of the sale. Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will", "could", "expect", "believe", "anticipate", and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of AbitibiBowater.

These forward-looking statements are not guarantees of future performance. They are based on management's assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, a delay in the closing of the sale, the receipt of required regulatory approvals, and the satisfaction of various conditions to closing (including the financing of the purchase price by Catalyst). Additional factors that could cause actual results to differ materially from our expectations are listed from time to time in AbitibiBowater's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities, including those factors contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, and the Company's registration statement on Form S-3 filed on October 29, 2007, under the caption "Risk Factors". All forward-looking statements in this news release are expressly qualified by information contained in the Company's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise these forward-looking statements.